VOLT INFORMATION SCIENCES, INC.
1221 Avenue of the Americas
New York, New York 10020-1579
(212) 704-2400

FOR IMMEDIATE RELEASE

CONTACTS:   James J. Groberg                         Emmanuelle Thiney
            Senior Vice President                    Ruder Finn, Inc.
            (212) 704-2480                           (212) 715-1579


NEW YORK, NY, December 16, 1997 - Mr. William Shaw, Chairman, President and Chief Executive Officer of Volt Information Sciences, Inc. (NYSE: VOL) stated today that he has become aware of rumors concerning the state of his health. Mr. Shaw said that, although he is in the initial stages of Parkinsons, he is neither mentally nor physically handicapped and that he intends to continue to fully perform his duties as Chairman, President and Chief Executive Officer well into the future. He further stated that he has reviewed this situation with his physician and members of the Board and they have expressed their confidence in his continuing role.

Mr. Shaw stated the Company expects to release its financial report for the year-ended October 31, 1997 on Thursday, December 18.

Volt Information Sciences, Inc. operates a technical services and temporary staffing business, provides varied services to the telecommunications industry, and furnishes electronic repress equipment and services to the print media industry.